FOR IMMEDIATE RELEASE

Vu1 Corporation Announces $4.1 Million Financing

NEW YORK – June 17, 2011 - Vu1 Corporation (OTCBB: VUOC), a developer and manufacturer of mercury-free, energy-efficient general illumination lighting technology, today announced that it has entered into a definitive securities Purchase Agreement with several  accredited institutional investors for the purchase of $4,117,750 of convertible debentures for an aggregate purchase price of $3,500,000. The closing of the sale of the debentures, under the Agreement, is anticipated to occur on June 21, 2011, subject to customary closing conditions.

The debentures have an original issue discount of 15% and mature on the second anniversary of the issue date. Under the terms, the debentures are convertible, in whole or in part, into common stock at a conversion price of $.55 per share and may be forcibly converted by the Company in the event the closing bid price for the common stock has traded at more than $1.50 per share for a period of ten consecutive trading days, provided that such underlying shares have been fully registered.

The Company also agreed to issue to investors five-year common stock purchase warrants to purchase up to 3,734,409 shares of common stock at an exercise price of $0.65 per share.  Pursuant to a Registration Rights Agreement between the Company and the investors, the Company is required to file a resale registration statement within 30 days that covers the resale of the underlying shares of both the debentures and shares issuable upon exercise of the warrants.

"The response from the institutional investor community to the Vu1 story is very encouraging,” commented Dr. Scott Blackstone, President and Chief Executive Officer.   “We continue to see solid interest for our Electron Stimulated Luminescence™ (ESL) lighting technology because consumers are demanding more from their lighting choices, and with our technology, they get all the benefits of energy efficiency but no longer need to compromise on light quality.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM), acted as the exclusive placement agent for the transaction.

About Vu1 Corporation

New York City-based Vu1 Corporation is dedicated to applying its technology to produce energy efficient, environmentally friendly lighting solutions worldwide. Vu1 has developed a new energy efficient light bulb to provide the consumer market with the first affordable, non-toxic light bulb with features consumers are demanding and not receiving from existing products. Learn more about Vu1 at www.Vu1.com. For the latest news, find Vu1 on Facebook and follow us on Twitter.

For investor inquiries, please contact Michael Polyviou at (913) 789-9978. For product and sales inquiries, please contact Chris Reilly at (704) 929-7872.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements including, but not limited to, our ability to obtain future funding required for our operations, the future demonstration and commercial availability of our light bulb, timing for bulb production and sales, manufacturing capability of our facility, future interest of channel partners and distributors, our strategic planning and business development plans, future applications of the technology, and the viability, pricing and acceptance of our products in the market. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those described in the forward-looking statements. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend"  and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, as well as the risks and other factors set forth in our periodic filings with the U.S. Securities and Exchange Commission (including our Form 10-K for the year ended December 31, 2010 and our other periodic reports as filed from time to time).

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